Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Michael W. Katz

President and CEO

Perfumania Holdings, Inc.

954-335-9030

Perfumania Holdings, Inc. Acquires Model Reorg

SUNRISE, FL, August 11, 2008 - Perfumania Holdings, Inc. (Nasdaq: PERF) (formerly, E Com Ventures, Inc.) announced today that it has completed the acquisition of Model Reorg, Inc. (“Model”), a diversified U.S. wholesale and retail designer perfume and fragrance company.

Model, which was controlled by the family of Glenn and Stephen Nussdorf, principal shareholders of the Company, was merged into a wholly-owned subsidiary of the Company. The Model shareholders received 5,900,000 shares of Perfumania Holdings, Inc. common stock and warrants to acquire an additional 1,500,000 shares at an exercise price of $23.94.

In connection with the merger, the Company also consummated a senior credit facility with General Electric Capital Corporation in the aggregate amount of up to $250,000,000, obtained a subordinated loan from Nussdorf family trusts of approximately $55 million, and agreed to a modification of existing debt owed by Model to an affiliate.

“We are very excited about the opportunities and prospects afforded by the merger of Model and E Com,” stated Michael W. Katz, President and Chief Executive Officer of E Com and Model. “The merger will enable us to pursue future growth strategies, take advantage of the synergies between the two companies, and position ourselves as a large, independent, national, vertically integrated specialty retailer and wholesale distributor of designer perfumes and fragrances.”

Forward Looking Statements

This press release includes forward-looking information about the anticipated effects of the merger with Model that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements of those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are our ability to integrate and achieve synergies between ourselves and Model, our ability to service our obligations under the new borrowing facilities, our ability to comply with the covenants in our new senior credit facility, general economic conditions, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, our ability to secure partnership or joint-venture relationships with other entities, our ability to raise additional capital to finance expansion, the risks inherent in new product introductions and entry into new geographic markets and other risks and uncertainties described in our filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.